Exhibit 99.1

News Release NYSE: MYE

Contact(s):

Gregg Branning, Senior Vice President

& Chief Financial Officer (330) 761-6303

Monica Vinay, Director, Investor

& Financial Relations (330) 761-6212

Myers Industries Reports 2013 Second Quarter Results

•	Net sales rose 12.7% year-over-year

•	Second quarter diluted EPS up 47% compared to last year

•	Significant profit improvement year-over-year by the Lawn and Garden Segment for the second consecutive quarter; Second phase of restructuring announced

•	Strong operating cash flow generation

•	Expect year-over-year EPS growth in the second half of 2013

July 18, 2013, Akron, Ohio - Myers Industries, Inc. (NYSE: MYE) today announced results for the second quarter ended June 30, 2013.

Summary

	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	% Increase (Decrease)	2013	2012	% Increase (Decrease)
	(Dollars in thousands, except share data)
Net sales	$204,024	$181,101	12.7%	$419,004	$379,890	10.3%
Gross profit	$55,769	$47,364	17.7%	$114,087	$105,362	8.3%
Gross profit margin	27.3%	26.2%		27.2%	27.7%
Income before taxes	$12,003	$8,938	34.3%	$24,155	$24,974	(3.3)%
Net Income:
Income	$8,312	$5,658	46.9%	$16,195	$15,643	3.5%
Income per diluted share	$0.25	$0.17	47.1%	$0.48	$0.46	4.3%
Income before taxes as adjusted*	$13,388	$9,199	45.5%	$26,247	$25,791	1.8%
Net income as adjusted*:
Income	$8,434	$5,703	47.9%	$16,536	$15,990	3.4%
Income per diluted share	$0.25	$0.17	47.1%	$0.49	$0.47	4.3%

*	Details regarding the special pre-tax adjusted charges are provided on the Reconciliation of Non-GAAP Financial Measures included in this release.

•	Net sales in the second quarter of 2013 rose 12.7% compared to the second quarter of 2012, reflecting strong sales in the Material Handing Segment.

•

The overall gross margin was 27.3% in the second quarter of 2013 compared to 26.2% in the second quarter of 2012. The increase was due mostly to cost savings that resulted from productivity improvements and material substitutions.

•

Net Income per diluted share increased 47% to $0.25 in the second quarter of 2013 compared to $0.17 in the second quarter of 2012, reflecting benefits from the Novel and Jamco acquisitions, cost reductions and the improved performance of the Lawn and Garden Segment.

President and Chief Executive Officer John C. Orr said, “I am very pleased with our performance in the second quarter as highlighted by our increased earnings per share of 47% year-over-year. I am particularly pleased with the second consecutive quarter of significant profit improvement in our Lawn and Garden Segment which is reflected in the segment’s year-over-year increase in adjusted income before taxes of $2.7 million. Our recent acquisitions also contributed to our earnings per share growth and continue to be accretive.”

Orr continued, “Earlier today, in a separate release, we announced phase two of our Lawn and Garden Segment restructuring which will position the segment for future growth and deliver annual savings of $8.0 million. A portion of those savings will begin to be realized in the fourth quarter of 2013. This second phase, coupled with the $5.0 million savings from the on-going phase one cost reduction initiative, will result in a total annual savings of $13.0 million in 2014.”

Segment Results

The results below are as adjusted and exclude special pre-tax charges as detailed on the Reconciliation of Non-GAAP Financial Measures included in this release.

Net sales in the Material Handling Segment for the second quarter of 2013 were $83.8 million compared to $60.3 million for the second quarter of 2012. The sales increase was driven by the Novel and Jamco acquisitions, a shift in customer orders into the second quarter and organic growth. Material Handling’s adjusted income before taxes was $11.0 million for the second quarter of 2013 compared to $9.2 million for the second quarter of 2012. The increase in income before taxes was due mostly to the higher sales volumes and the acquisitions of Novel and Jamco.

Net sales in the Lawn and Garden Segment for the second quarter of 2013 were $40.9 million compared to $42.5 million for the second quarter of 2012. Lawn and Garden’s adjusted income before taxes for the second quarter of 2013 was $1.2 million compared to a loss of $1.5 million for the second quarter of 2012. Productivity improvements and material substitution cost savings were the primary drivers behind the increase in adjusted income before taxes year-over-year.

Net sales in the Distribution Segment were $45.9 million for the second quarter of 2013 compared to $44.2 million for the second quarter of 2012. The increase in sales was due mostly to sales of new products and market share gains in equipment sales. Distribution’s adjusted income before taxes was $3.9 million for the second quarter of 2013 compared to $4.1 million for the second quarter of 2012. Distribution continues to be impacted by a slow replacement tire market. Costs associated with an upgrade in the segment’s information technology system contributed to the decline in adjusted income before taxes year-over-year.

Net sales in the Engineered Products Segment were $37.6 million for the second quarter of 2013 compared to $38.6 million for the second quarter of 2012. Strong sales in the marine and recreational vehicle markets were more than offset by a decline in custom sales year-over-year. Engineered Products’ adjusted income before taxes was $5.1 million for the second quarter of 2013 compared to $4.7 million for the second quarter of 2012. A favorable product mix and productivity improvements led to the increase in income before taxes year-over-year, despite the lower sales.

Other Financial Items

For the six months ended June 30, 2013, cash flow provided by operations was $30.1 million compared to $7.9 million in the first half of 2012, reflecting efforts to better manage working capital.

Capital expenditures totaled $10.2 million for the six months ended June 30, 2013 and are still forecasted to be approximately $30 million to $35 million in 2013.

Outlook

The Company expects continued year-over-year improvement in each of the next two quarters in both sales and adjusted earnings excluding special pre-tax adjusted charges. These improvements will come from our recent acquisitions, organic growth, continued reinvestment in our operations, new product introductions, cost savings and the expected benefits from the Lawn and Garden Segment restructuring initiatives.

Conference Call Details

The Company will host an earnings conference call and webcast for investors and analysts on Thursday, July 18, 2013 at 10:00 a.m. ET. The call is anticipated to last approximately one hour and may be accessed at (877) 407-8033.

Callers are asked to sign on at least five minutes in advance. The call will be available as a webcast through the Company’s web site, www.myersindustries.com. Click on the Investor Relations tab to access the webcast. Webcast attendees will be in a listen-only mode. An archived replay of the call will also be available on the site shortly after the event. To listen to a telephone replay, callers should dial: (US) 877-660-6853 or (Int’l) 201-612-7415. The replay passcode is Conference ID #417438.

About Myers Industries

Myers Industries, Inc. is an international manufacturer of polymer products for industrial, agricultural, automotive, commercial, and consumer markets. The Company is also the largest wholesale distributor of tools, equipment and supplies for the tire, wheel and undervehicle service industry in the U.S. Visit www.myersindustries.com to learn more.

Caution on Forward-Looking Statements

Statements in this release may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that is not of historical fact may be deemed “forward-looking”. Words such as “expect”, “believe”, “project”, “plan”, “anticipate”, “intend”, “objective”, “goal”, “view”, and similar expressions identify forward-looking statements. These statements are based on management’s current views and assumptions of future events and financial performance and involve a number of risks and uncertainties, many outside of the Company’s control that could cause actual results to materially differ from those expressed or implied. Risks and uncertainties include: changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; raw material availability, increases in raw material costs, or other production costs; future economic and financial conditions in the United States and around the world; ability to weather the current economic downturn; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; the Company’s ability to execute the components of its Strategic Business Evolution process; and other risks as detailed in the Company’s 10-K and other reports filed with the Securities and Exchange Commission. Such reports are available on the Securities and Exchange Commission’s public reference facilities and its web site at http://www.sec.gov, and on the Company’s Investor Relations section of its web site at http://www.myersindustries.com. Myers Industries undertakes no obligation to publicly update or revise any forward-looking statements contained herein. These statements speak only as of the date made.

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

FOR THE QUARTER AND SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(Dollars in thousands, except share data)

	For the Quarter Ended		For the Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Net sales	$204,024	$181,101	$419,004	$379,890
Cost of sales	148,255	133,737	304,917	274,528

Gross profit	55,769	47,364	114,087	105,362
Selling, general and administrative expenses	42,650	37,372	87,724	78,253

Operating income	13,119	9,992	26,363	27,109
Interest expense, net	1,116	1,054	2,208	2,135

Income before income taxes	12,003	8,938	24,155	24,974
Income tax expense	3,691	3,280	7,960	9,331

Net income	$8,312	$5,658	$16,195	$15,643

Income per common share:
Basic	$0.25	$0.17	$0.48	$0.47
Diluted	$0.25	$0.17	$0.48	$0.46
Weighted Average Common Shares Outstanding
Basic	33,559,398	33,595,637	33,529,004	33,525,444
Diluted	33,877,952	34,272,693	33,897,962	34,121,486

MYERS INDUSTRIES, INC.

SALES AND EARNINGS BY SEGMENT (UNAUDITED)

(Dollars in thousands)

	Second Quarter Ended June 30,			Six Months Ended June 30,
	2013	2012	% Change	2013	2012	% Change
Net Sales
Material Handling	$83,814	$60,260	39.1%	$163,803	$125,481	30.5%
Lawn and Garden	40,889	42,482	(3.7)%	101,252	101,666	(0.4)%
Distribution	45,893	44,188	3.9%	88,542	86,926	1.9%
Engineered Products	37,608	38,642	(2.7)%	74,564	75,869	(1.7)%
Inter-company Sales	(4,180)	(4,471)	—	(9,157)	(10,052)	—

Total	$204,024	$181,101	12.7%	$419,004	$379,890	10.3%

Income (Loss)
Before Income Taxes
Material Handling	$11,010	$9,223	19.4%	$20,715	$22,373	(7.4)%
Lawn and Garden	(109)	(1,942)	—	2,172	(724)	—
Distribution	3,864	4,298	(10.1)%	6,703	7,809	(14.2)%
Engineered Products	5,134	4,660	10.2%	10,211	9,251	10.4%
Corporate	(7,896)	(7,301)	—	(15,646)	(13,735)	—

Total	$12,003	$8,938	34.3%	$24,155	$24,974	(3.3)%

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

INCOME (LOSS) BEFORE TAXES BY SEGMENT (UNAUDITED)

(Dollars in millions, except per share data)

	Quarter Ended June 30		Six Months Ended June 30
	2013	2012	2013	2012
Material Handling
Income before taxes as reported	$11.0	$9.2	$20.7	$22.4
Restructuring expenses	0.0	0.0	0.2	0.0

Income before taxes as adjusted	11.0	9.2	20.9	22.4
Lawn and Garden
Income (loss) before taxes as reported	(0.1)	(1.9)	2.2	(0.7)
Restructuring expenses	0.7	0.4	1.1	0.4
Loss on disposal of assets	0.6	0.0	0.6	0.0

Income before taxes as adjusted	1.2	(1.5)	3.9	(0.3)
Distribution
Income before taxes as reported	3.9	4.3	6.7	7.8
Restructuring expenses	0.0	0.1	0.1	0.5
Gain on building sale	0.0	(0.3)	0.0	(0.3)

Income before taxes as adjusted	3.9	4.1	6.8	8.0
Engineered Products
Income before taxes as reported	5.1	4.6	10.2	9.2
Restructuring expenses	0.0	0.1	0.0	0.2

Income before taxes as adjusted	5.1	4.7	10.2	9.4
Corporate and interest expense
Income (loss) before taxes as reported	(7.9)	(7.3)	(15.6)	(13.7)
Income (loss) before taxes as adjusted	(7.9)	(7.3)	(15.6)	(13.7)
Consolidated
Income before taxes as reported	12.0	8.9	24.2	25.0
Restructuring expenses and other adjustments	1.4	0.3	2.0	0.8

Income before taxes as adjusted	13.4	9.2	26.2	25.8
Income taxes	5.0	3.5	9.7	9.8

Net Income as adjusted	$8.4	$5.7	$16.5	$16.0

Adjusted earnings per diluted share	$0.25	$0.17	$0.49	$0.47

Note: Numbers in the Corporate and interest expense section above may be rounded for presentation purposes.

Note on Reconciliation of Income and Earnings Data: Income (loss) excluding the items mentioned above in the text of this release and in this reconciliation chart is a non-GAAP financial measure that Myers Industries, Inc. calculates according to the schedule above, using GAAP amounts from the unaudited Consolidated Financial Statements. The Company believes that the excluded items are not primarily related to core operational activities. The Company believes that income (loss) excluding items that are not primarily related to core operating activities is generally viewed as providing useful information regarding a company’s operating profitability. Management uses income (loss) excluding these items as well as other financial measures in connection with its decision-making activities. Income (loss) excluding these items should not be considered in isolation or as a substitute for net income (loss), income (loss) before taxes or other consolidated income data prepared in accordance with GAAP. The Company’s method for calculating income (loss) excluding these items may not be comparable to methods used by other companies.

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

(Dollars in thousands)

	June 30, 2013	December 31, 2012
Assets
Current Assets
Cash	$22,258	$3,948
Accounts receivable, net	108,518	115,508
Inventories	106,115	107,502
Other	12,023	12,638

Total Current Assets	248,914	239,596
Other Assets	91,802	94,777
Property, Plant, & Equipment, Net	142,255	150,483

Total Assets	$482,971	$484,856

Liabilities & Shareholders’ Equity
Current Liabilities
Accounts payable	$64,717	$72,417
Accrued expenses	39,369	42,060

Total Current Liabilities	104,086	114,477
Long-term debt	95,988	92,814
Other liabilities	17,911	17,865
Deferred income taxes	29,966	29,678
Total Shareholders’ Equity	235,020	230,022

Total Liabilities & Shareholders’ Equity	$482,971	$484,856

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(Dollars in thousands)

	June 30, 2013	June 30, 2012
Cash Flows From Operating Activities
Net income	$16,195	$15,643
Items not affecting use of cash
Depreciation	16,146	14,737
Loss on disposal of assets	616	—
Amortization of intangible assets	2,046	1,514
Non-cash stock compensation	1,532	1,556
Provision for (recovery of) loss on accounts receivable	496	(1,178)
Deferred taxes	2,140	(18)
Other long-term liabilities	334	785
Gain on sale of property, plant and equipment	—	(558)
Other	11	50
Cash flow provided by (used for) working capital, net of acquisitions:
Accounts receivable	5,216	10,384
Inventories	(735)	(12,285)
Prepaid expenses	(1,048)	(3,743)
Accounts payable and accrued expenses	(12,812)	(18,967)

Net cash provided by operating activities	30,137	7,920

Cash Flows From Investing Activities
Capital expenditures	(10,216)	(8,386)
Acquisition of business, net of cash acquired	(600)	—
Proceeds from sale of property, plant and equipment	—	1,805
Other	(11)	(149)

Net cash used for investing activities	(10,827)	(6,730)

Cash Flows From Financing Activities
Repayment of long-term debt	—	(305)
Net borrowing on credit facility	3,173	28,374
Cash dividends paid	(3,019)	(4,967)
Proceeds from issuance of common stock	3,262	2,822
Tax benefit from options	50	—
Repurchase of common stock	(3,982)	—

Net cash (used for) provided by financing activities	(516)	25,924

Foreign Exchange Rate Effect on Cash	(484)	1,697

Net increase in cash	18,310	28,811
Cash at January 1	3,948	6,801

Cash at June 30	$22,258	$35,612